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                          UNUM Life Insurance Company


Excerpt of Meeting of the Board of Directors, July 8, 1988 at 9:00 a.m.



Group Pensions New Equity-Based Products
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The Officers discussed the two new equity-based products being developed by the
Group Pension Division, and the need for the Board to adopt several Resolutions at this time.

     WHEREAS, It is deemed to be in the best interest of UNUM Life Insurance Company (the "Company") to have the capability to offer and sell variable annuity contracts in connection with tax deferred plans under Section 403(b) of the Internal Revenue Code of 1986; and

     WHEREAS, the laws of Maine and other states in which the Company does business require that a separate account be established to serve as a funding vehicle for such variable annuity contracts; and

     WHEREAS, Section 2537 of the Maine Insurance Code (Title 24-A, M.R.S.A.) permits the establishment of one or more separate accounts to receive amounts paid under variable annuity contracts for use in connection with tax deferred plans under Section 403(b) of the Internal Revenue Code of 1986;

     NOW, THEREFORE, the following are duly adopted actions taken by the Board of Directors of the Company:

     RESOLVED, that the Board of Directors of the Company hereby authorizes and directs the establishment of a separate account to be used as a funding vehicle for variable annuity contracts offered by the Company in connection with tax deferred plans under Sections 403(b) of the Internal Revenue Code of 1986; and

     RESOLVED, FURTHER, that such separate account be established pursuant to
     Section 2537 of the Maine Insurance Code (Title 24-A, M.R.S.A.) and designated "TSAVA Separate Account" ("Separate Account"); and

     RESOLVED, FURTHER, that the income, gains and losses, realized or unrealized, from assets allocated to the Separate Account shall be credited to or charged against the Separate Account, without regard to other income, gains or losses of the Company; and

     RESOLVED, FURTHER, that within the Separate Account there may be a number of divisions or subdivisions with different investment policies and objectives into which a plan participant may direct his or her interests in the Separate Account; and

     RESOLVED, FURTHER, that the President and any Senior Vice President of the Company is authorized, empowered and directed to take whatever action may be necessary to establish and maintain such Separate Account, including, but not limited to:

          Registering with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") as may be necessary or appropriate to permit any contracts or other funding arrangements from time to time issued by the Company to provide for allocations of amounts to the Separate Account, including the registration of units of interest in the Separate Account under the 1933 Act and the registration of the Separate Account as a unit investment trust under the 1940 Act;
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          Preparing, executing and filing with the SEC a Notification of
          Registration on Form N-8A and a Registration Statement or Statements on Form N-4 or on such other form or forms as may be appropriate, including prospectuses, financial statements, supplements, exhibits and other documents relating thereto, and any amendments to the foregoing;

          Preparing, executing and filing from time to time with the SEC applications, and any amendments thereto, for exemptions from or orders under, and requests for non-action or interpretive letters with respect to, and any other relief from the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the Trust Indenture Act of 1939 or the Investment Advisers Act of 1940, or any rules or regulations thereunder;

          Preparing, executing and filing with the SEC periodic reports and documents as may be required of the Separate Account by the 1940 Act or by the 1934 Act;

          Preparing, executing and filing sales materials, as well as any other required materials, with the National Association of Securities Dealers;

          Preparing, executing and filing state securities and insurance law registrations, filings, notifications and qualifications as may be necessary or appropriate, and in connection therewith, preparing, executing, acknowledging and filing applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments and taking all such action as the Officers of the Company may deem necessary or appropriate;

          Establishing such rules and regulations as may be necessary and appropriate with respect to the management and operation of the Separate Account;

          Providing for the sale of contracts or other funding arrangements issued by the Company as may be necessary and appropriate, to the extent such contracts or arrangements provide for allocation of amounts to the Separate Account;

          Providing for custodial or depository arrangements for assets allocated to the Separate Account;

          Providing for accounting, recordkeeping and reporting arrangements for assets allocated to the Separate Account;

          Investing and reinvesting the assets allocated to the Separate Account in accordance with investment policies specified in the respective variable annuity contracts;

          Providing for investment management arrangements to implement the Separate Account's investment policies; and

          Transferring funds from time to time between the Company's general investment account and the Separate Account as deemed necessary or appropriate and consistent with the terms of the contracts; and

     RESOLVED, FURTHER, that the President of the Company is appointed agent for service under registration statements filed with the SEC, and that he is duly authorized to receive communications and notices from the SEC and to exercise such powers given him as agent by the 1933 Act and any rules thereunder, and any other necessary acts; and

     RESOLVED, FURTHER, that if any resolutions are required to be adopted in connection with any application, registration statement or other document to be submitted to the SEC or any state or other regulatory agency, such resolutions be, and they hereby are, deemed adopted in haec verba with the same
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     force and effect as if set forth herein at length and that copies thereof be filed with the minutes of this meeting; and

     RESOLVED, FURTHER, that the President and any Senior Vice President of the Company is authorized, empowered and directed to take such further action and execute such further documents as they may deem necessary to effect the actions contemplated by the foregoing resolutions.

     WHEREAS, It is deemed to be in the best interest of UNUM Life Insurance Company (the "Company") to offer and sell variable contracts in connection with corporate pension and profit-sharing plans which qualify for federal tax benefits under Section 401(a) of the Internal Revenue Code of 1986; and

     WHEREAS, the laws of Maine and other states in which the Company does business require that a separate account be established to serve as a funding vehicle for such variable contracts; and

     WHEREAS, Section 2537 of the Maine Insurance Code (Title 24-A, M.R.S.A.) permits the establishment of one or more separate accounts to receive amounts paid under variable contracts for use in connection with qualified pension and profit-sharing plans; and

     WHEREAS, a contract issued by an insurance company in connection with a pension or profit sharing plan which meets the requirements of Section 401 of the Internal Revenue Code of 1986 is exempted from the provisions of the Securities Act of 1933 ("1933 Act") under Section 3(a)(2) of the 1933 Act; and

     WHEREAS, a separate account with assets derived solely from contributions under pension and profit sharing plans which meet the requirements of Section 401 of the Internal Revenue Code of 1986 is exempted from the provisions of the Investment Company Act of 1940 ("1940 Act") under Section 3(c)(11) of the 1940 Act;

     NOW THEREFORE, the following are duly adopted actions taken by the Board of Directors of the Company:

     RESOLVED, that the Board of Directors of the Company hereby authorizes and directs the establishment of a separate account for the issuance by the Company of variable contracts in connection with corporate pension and profit-sharing plans that are qualified for federal tax benefits under Sections 401(a) of the Internal Revenue Code of 1986; and

     RESOLVED, FURTHER, that such separate account be established pursuant to
     Section 2537 of the Maine Insurance Code (Title 24-A, M.R.S.A.), and designated "Corporate Market Separate Account I" ("Separate Account"); and

     RESOLVED, FURTHER, that the income, gains and losses, unrealized or realized, from assets allocated to the Separate Account shall be credited to or charged against the Separate Account, without regard to other income, gains or losses of the Company; and

     RESOLVED, FURTHER, that within the Separate Account there may be a number of divisions or subdivisions with different investment policies and objectives from which employers can select certain divisions or subdivisions as investment options for employees under qualified corporate pension or profit-sharing plans; and

     RESOLVED, FURTHER, that the President and any Senior Vice President of the Company is authorized, empowered and directed to take whatever action may be necessary to establish and maintain such Separate Account, including, but not limited to:

          Making any required filings to include applications, certificates, affidavits, covenants, consents to service of process, notifications, registrations and qualifications with any regulatory authority having jurisdiction over the activities of the Company;


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          Establishing such rules and regulations as may be necessary and appropriate with respect to the management and operation of the Separate Account;

          Providing for the sale of contracts or other funding arrangements issued by the Company as may be necessary and appropriate, to the extent such contracts or arrangements provide for allocation of amounts to the Separate Account;

          Providing for custodial or depository arrangements for assets allocated to the Separate Account;

          Providing for accounting, recordkeeping and reporting arrangements for assets allocated to the Separate Account;

          Investing and reinvesting the assets allocated to the Separate Account in accordance with investment policies specified in the respective variable contracts;

          Providing for investment management arrangements to implement the Separate Account's investment policies; and

          Transferring funds from time to time between the Company's general investment account and the Separate Account as deemed necessary or appropriate and consistent with the terms of the contracts; and

     RESOLVED, FURTHER, that if any resolutions are required to be adopted in connection with any application or other document to be submitted to any state or other regulatory agency, such resolutions be, and they hereby are, deemed adopted in haec verba with the same force and effect as if set forth herein at length and that copies thereof be filed with the minutes of this meeting; and

     RESOLVED, FURTHER, that the President and any Senior Vice President of the Company is authorized, empowered and directed to take such further action and execute such further documents as they may deem necessary to effect the actions contemplated by the foregoing resolutions.

     WHEREAS, the assets held in the TSAVA Separate Account created pursuant to the foregoing resolutions must be invested in an investment company ("mutual fund") registered with the SEC under the 1940 Act; pursuant to the Internal Revenue Code of 1986 the shares of that mutual fund must not be available to the general public; and

     WHEREAS, certain of the investment objectives of the Company for its general account, and of the other UNUM insurance companies for their general accounts, are similar to those envisioned for the TSAVA Separate Account and the Corporate Market Separate Account I, and it would benefit both the separate accounts and the general accounts to pool assets in such a mutual fund;

     NOW, THEREFORE, the following are duly adopted actions taken by the Board of Directors of the Company:

     RESOLVED, that the Board of Directors of the Company hereby authorizes and empowers the President and any Senior Vice President to establish a corporation or other entity to be registered as an investment company under the 1940 Act, for the purpose of registering shares under the 1933 Act and offering them to the Company's separate accounts and its general account, as well as to the other UNUM insurance companies; and

     RESOLVED, FURTHER, that if any resolutions are required to be adopted in connection with any application, registration statement or other document to be submitted to the SEC or any state or other regulatory agency, such resolutions be, and they hereby are, deemed adopted in haec verba with the same force and effect as if set forth herein at length and that copies thereof be filed with the minutes of this meeting; and
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     RESOLVED, FURTHER, that the President and any Senior Vice President of the
     Company are authorized and empowered to take whatever actions and execute whatever documents they may deem necessary in order to effect the actions contemplated by the foregoing resolutions.